Exhibit 5.1

April 11, 2019

Board of Directors

First Financial Corporation

One First Financial Plaza
Terre Haute, IN 47808

Ladies and Gentlemen:

We have acted as counsel to First Financial Corporation, an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2019 relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 1,476,054 shares (the “Common Shares”) of common stock, without par value, of the Company to be issued in connection with the Agreement and Plan of Merger, dated as of January 7, 2019, by and between HopFed Bancorp, Inc., a Delaware corporation, and the Company (the “Merger Agreement”).This opinion is being furnished in accordance with the requirements of Item 21 of the Commission’s Form S-4 and Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we, as your counsel, have examined the Registration Statement, the Merger Agreement, and such corporate records, certificates, and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver, and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, and that such agreements or instruments are the valid, binding, and enforceable obligations of such parties. In rendering this opinion, we have relied, with your consent, upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates.

Upon the basis of such examination, and subject to the qualifications, assumptions, and limitations stated herein, we advise you that, in our opinion, when the Registration Statement has become effective under the Act and the Common Shares have been duly issued and delivered as provided in the Merger Agreement, as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid, and non-assessable.

This opinion letter is provided for use solely in connection with the filing of the Registration Statement with the Commission and may not be used, circulated, quoted, or otherwise relied upon for any other purpose without our prior express written consent. The foregoing opinion is limited to the federal securities laws of the United States and the Indiana Business Corporation Law, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules, or regulations. We assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision, or otherwise. We express no opinion as to compliance with the “blue sky” laws of any jurisdiction and the opinions set forth herein are qualified in that respect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SmithAmundsen LLC

SMITHAMUNDSEN LLC